UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2016

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition

On January 25, 2016, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company for Berkshire Bank (the “Bank”), announced its financial results for the quarter ended December 31, 2015.  The news release containing the financial results is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

The Company conducted a conference call/webcast on January 26, 2016 to discuss the financial results for the quarter and provide guidance about expected future results. A telephone replay of the call will be available through Friday, February 26, 2016. The webcast will be available on the Company’s website for an extended period of time.

Item 8.01              Other Events

The Company’s Board of Directors declared a cash dividend of $0.20 per share to shareholders of record at the close of business on February 11, 2016 and payable on February 25, 2016.

In addition, the Company’s Board of Directors announced that the Annual Meeting of Shareholders shall be held on May 5, 2016 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 a.m. The record date for the Annual Meeting of Shareholders is March 10, 2016.

Item 9.01              Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired.  Not applicable.

(b)          Pro Forma Financial Information.  Not applicable.

(c)           Shell Company Transactions.  Not applicable.

(d)          Exhibits.

Exhibit No.	Description

99.1	News Release dated January 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: January 26, 2016	By:	/s/ Michael P. Daly
Michael P. Daly President and Chief Executive Officer